Gum Tech International, Inc.

                       Grant of Nonqualified Stock Option

     THIS GRANT, dated as of January 27,1999 (the "Date of Grant"), is delivered by Gum Tech International, Inc., a Utah corporation ("Company"), to
      (the "Grantee").

     WHEREAS, Gel Tech LLC, an Arizona limited liability corporation, is a majority-owned subsidiary of Gum Tech International and

     WHEREAS, the Board of Directors of Gum Tech International has determined that it would be in the best interest of the Company to grant the stock options documented herein in order to induce the Grantee to serve as an officer of Gel Tech LLC.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. GRANT OF OPTION; VESTING

     Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Grantee, as of the Date of Grant but subject to the vesting described in this Section 1, an option to purchase 47,500 shares of Stock at a price equal to $9.61 per share, the fair market value of such shares at the time of the grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter referred to as the "Option Shares." Subject to the limitations set forth in Section 2, the Option to purchase 10,000 of the Option Shares are immediately vested as of the Date of Grant and the Option to purchase the remainding 37,500 Option Shares shall become vested on January 27, 2000. Subject to such further limitations as are provided herein, that portion of the Option which vested in accordance with this Section, shall be exercisable at any time after the vesting date.

SECTION 2. TERMINATION OF OPTION

     2.1 The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void at the close of the Company's business on January 26, 2004 (the "Option Term").

     2.2 In the event of the death or disability of the Grantee, the Option may be exercised by the Grantee or the Grantee's legal representative(s) at any time within one year of the Grantee's death or disability, but only to the extent that the Option is exercisable by the Grantee at the date of death or disability, provided that the Option must be exercised before the last day of the Option Term.

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     2.3 In the event that Grantee is no longer an employee of the Company,  Gel
Tech LLC or their affiliates, the Option may be exercised by the Grantee or the Grantee's legal representative(s) at any time within 90 days after the Grantee is no longer an employee, but only to the extent that the Option is exercisable at the date the Grantee terminates employment and provided that the Option is exercised before the last day of the Option Term.

SECTION 3. EXERCISE OF OPTIONS

     3.1 The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

     3.2 Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, certified funds or cashier's check, or, with the prior written consent of the Company, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date. Upon exercise of the Option, or any part thereof, the Grantee may incur certain liabilities for federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Option, the Grantee shall pay all Federal, state and local tax withholding requirements to the Company. No shares of Stock shall be delivered upon exercise of the Option until the purchase price and any applicable taxes are paid in full to the Company.

     3.3 The Company is not required to deliver any shares of Stock pursuant to the exercise of the Option if, in the opinion of counsel for the Company, the issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.

     3.4 If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

SECTION 4. ADJUSTMENT OF AND CHANGES IN STOCK OF COMPANY

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation rights offering, or any other change in the corporate structure or shares of capital stock of Company, the Board shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price: provided, however, that no such adjustment shall give the Grantee any additional or reduced benefits under the Option.

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SECTION 5. NO RIGHTS OF STOCKHOLDERS

     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

SECTION 6. NON-TRANSFERABILITY OF OPTION

     During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any personal representative, guardian, conservator or legal representative of the Grantee and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

SECTION 7. EMPLOYMENT NOT AFFECTED

     Neither the grant of the Option nor its exercise shall be construed as granting to the Grantee any right with respect ot continuance of employment with the Company, Gel Tech LLC or their affiliates.

SECTION 8. AMENDMENT OF OPTION

     The Option may be amended by the Company at any time (i) if the Company determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regualtion, which change occurs after the Date of Grant and by its terms applies to the
Option: or (ii) other than in the circumstances described in clause (I), with the consent of the Grantee.

SECTION 9. NOTICE

     Any notice to Company provided for in this instrument shall be addressed to it in care of its Secretary at the following address: Gum Tech International, Inc., 246 East Watkins Street, Phoenix, Arizona 85004, and any notice to the Grantee shall be addressed to the Grantee at Gel Tech LLC, 6340 Variel Avenue, Suite 102B, Woodland Hills, CA 91367. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

SECTION 10. GOVERNING LAW

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Arizona.

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     The Company has caused its duly authorized officer to execute this Grant of
Nonqualified Stock Option, and the Grantee has placed his signature hereon, effective as of the Date of Grant.

                                        GUM TECH INTERNATIONAL, INC.,
                                          a Utah corporation


                                        By:
                                            ------------------------------------
                                            Gary Kehoe, President


                                        ACCEPTED AND AGREED TO:



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